AGREEMENT TO ASSIGN SERIES I 8% CONVERTIBLE PREFERRED STOCK

THIS AGREEMENT TO ASSIGN SERIES I 8% CONVERTIBLE PREFERRED STOCK (this “Agreement”), dated as of September 28 , 2005, is entered into by and among FONIX CORPORATION, a Delaware corporation with its principal place of business at 9350 South 150 East, Suite 700, Salt Lake City, Utah 84070 (the “Company”), and THE BRECKENRIDGE FUND, LLC, a New York limited liability company with its principal place of business at 6800 Jericho Turnpike, Suite 101W, Syosset, NY 11791 (“Breckenridge”), and SOUTHRIDGE PARTNERS, LP , a   Delaware limited partnership (“ Southridge ”).  The Company, Breckenridge, and Southridge may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.

In January 2004, the Company and Breckenridge entered into a securities purchase agreement (the “SPA”) relating to the sale by the Company and the Purchase by Breckenridge of the Company’s Series I 8% Convertible Preferred Stock (the “Preferred Stock”).  In connection with the SPA, the Company and Breckenridge also entered into a registration rights agreement (the “Registration Rights Agreement”), and an escrow agreement (the “Escrow Agreement”).  The Registration Rights Agreement and the Escrow Agreement are collectively referred to as the “Additional Documents.”

B.

The Company has requested that Breckenridge assign, transfer, and delegate to Southridge all remaining unconverted shares of the Preferred Stock received in connection with its purchase of the Preferred Stock, together with any and all additional rights, obligations, duties of Breckenridge in connection with the SPA and the Additional Documents (except the Escrow Agreement which is hereby cancelled and terminated) and Breckenridge is willing to comply with that request by assigning, transferring, and delegating to Southridge all remaining unconverted shares of the Preferred Stock received in connection with its purchase of the Preferred Stock, together with any and all additional rights, obligations, duties of Breckenridge in connection with the SPA and the Additional Documents.

C.

Southridge desires to accept the assignment, transfer, and delegation from Breckenridge of the remaining unconverted shares of Preferred Stock received by Breckenridge in connection with its purchase of the Preferred Stock, together with any and all rights, obligations, duties of Breckenridge in connection with the SPA and the Additional Documents (other than the Escrow Agreement).

D.

The Company desires to consent to and approve of, to the extent required by the SPA and the Additional Documents, the assignment, transfer, and delegation from Breckenridge of the remaining unconverted shares of Preferred Stock received by Breckenridge in connection with its purchase of the Preferred Stock, together with any and all rights, obligations, duties of Breckenridge in connection with the SPA and the Additional Documents.

NOW, THEREFORE, in consideration of the premises, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.

Assignment and Transfer of Shares of Preferred Stock.

A.

Number of Shares; Unencumbered.  Breckenridge represents and warrants to Southridge and the Company that as of the date of this Agreement Breckenridge owns a total of 1,171.79 (One Thousand One Hundred Seventy One and 79/00) shares of Preferred Stock (the “Remaining Shares”) which remain unconverted into shares of the Company’s common stock.  Additionally, Breckenridge represents and warrants to Southridge and the Company that the Remaining Shares are unencumbered by any liens, pledges, guarantees, or other encumbrances of any kind, and that Breckenridge has all rights, authority, and ability necessary to transfer and assign the Remaining Shares to Southridge ..

B.

Assignment and Transfer of Remaining Shares.  By signing below, Breckenridge acknowledges and agrees that it is transferring and assigning to Southridge any and all of Breckenridge’s rights, title, interest, and ownership in the Remaining Shares to Southridge ..  Breckenridge further acknowledges and agrees that upon signing below, Breckenridge will no longer have any right, title, interest, or ownership in the Remaining Shares, and that such assignment and transfer is final and irrevocable.

C.

Acceptance of Assignment and Transfer.  By signing below, Southridge accepts the assignment and transfer of the Remaining Shares from Breckenridge.

D.

Consent to Assignment and Transfer.  To the extent required by the SPA and the Additional Documents, the Company, by signing below, consents to the assignment and transfer of the Remaining Shares by Breckenridge to Southridge described above.

2.

Assignment of Rights; Delegation of Duties; Acceptance; Consent.

A.

By signing below, Breckenridge acknowledges and agrees that (i) it is assigning (a) any and all of its rights, including but not limited to the right to convert any shares of Preferred Stock; (b) the right to receive any shares of the Company’s common stock in connection with any conversion of Preferred Stock; (c) the right to claim in any way any penalty, liquidated damages, damages, or fees in connection with the Preferred Stock, the Remaining Shares, the SPA, and the Additional Documents,  (ii) it is delegating all of its duties and obligations in connection with the SPA and the Additional Documents to Southridge ..  Breckenridge further acknowledges and agrees that upon signing below, Breckenridge shall be deemed to have finally and irrevocably waived, released, and surrendered any and all further rights, duties, or obligations associated with the Preferred Stock, the Remaining Shares, the SPA, and the Additional Documents ; and (iii) its representations and warranties made in the SPA were true and correct on the date they were made ..

B.

Acceptance of Assignment of Rights and Delegation of Duties and Obligations.   Southridge acknowledges and agrees by signing below that it accepts the assignment of all of Breckenridge’s rights and delegation of all duties and obligations in connection with the Preferred Stock, the SPA, and the Additional Documents, all as set forth in Paragraph 2.A above.

C.

Consent to Assignment of Rights and Delegation of Duties and Obligations.  The Company, by signing below, consents to the assignment of all of Breckenridge’s rights and delegation of all duties and obligations in connection with the Preferred Stock, the SPA, and the Additional Documents, all as set forth in Paragraph 2.A above.  Additionally, by signing below, the Company acknowledges and agrees that upon the assignment by Breckenridge of all of Breckenridge’s rights and delegation of all duties and obligations in connection with the Preferred Stock, the SPA, and the Additional Documents, all as set forth in Paragraph 2.A above, Breckenridge shall have no further duties or obligations in connection with the Preferred Stock, the SPA, and the Additional Documents, and in effect the agreements contained in the SPA and the Additional Documents between the Company and Breckenridge shall be terminated.  Further, the Escrow Agent, as that term is used in the Escrow Agreement, is discharged and released from any and all liability to the Company.

3.

Representations and Warranties of Southridge .

A.

Investment Intent.   Southridge represents and warrants that it is acquiring the Remaining Shares to be acquired hereunder for its own account for investment purposes only and not with a view to or for distributing or reselling such Remaining Shares or any part thereof or interest therein, without prejudice, however, to Southridge ’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of shares of the Company’s common stock underlying and issuable upon conversion of such Remaining Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

B.

Purchaser Status.  At the time Southridge was offered the Remaining Shares to be acquired hereunder by Southridge , it was, and at the date hereof, it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

C.

Experience of Southridge .   Southridge , either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Remaining Shares, and has so evaluated the merits and risks of such investment.

D.

Ability of Southridge to Bear Risk of Investment.   Southridge acknowledges that an investment in the Remaining Shares is speculative and involves a high degree of risk.   Southridge is able to bear the economic risk of an investment in the Remaining Shares, and, at the present time, is able to afford a complete loss of such investment.

E.

Access to Public Information.   Southridge acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Remaining Shares, and the merits and risks of investing in the Remaining Shares, (ii) access to public information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional public information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness any information provided.

F.

Reliance by the Company and Breckenridge.   Southridge understands and acknowledges that (i) the Remaining Shares are being transferred and assigned to it without registration under the Securities Act in a private transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the other parties to this Agreement will rely upon the accuracy and truthfulness of, the foregoing representations and Southridge hereby consents to such reliance.

G.

No Reliance by Southridge .  Breckenridge has not made any representations, warranties, promises, or statements to Southridge or the Company other than those contained herein and Southridge acknowledges and agrees that it is not relying on any representations, warranties, promises, or statements not specifically contained in this Agreement.  Further, the Company acknowledges that Breckenridge is executing this document at the request of the Company and that the Company shall not assert or rely in any way on any claimed breach of this Agreement or any provision hereof, by any party, as a defense against payment of the monies due, and other obligations undertaken under, the terms of settlement  between Breckenridge and the Company dated September 13, 2005 and documents executed in connection therewith.

4.

Miscellaneous.

A.

This Agreement shall be governed by and construed pursuant to the internal laws of the New York, without regard to choice of law principles.

B.

This Agreement may be executed in one or more counterparts, which taken together shall constitute one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT TO ASSIGN SERIES I 8% CONVERTIBLE PREFERRED STOCK as of the day and year first above written.

FONIX CORPORATION,

a Delaware corporation

__ /s/ _________________________

By: ______________________

Its: ______________________

SECURED PARTY:

BRECKENRIDGE FUND LLC

a New York limited liability company

By: Breckenridge Capital Management, LLC

Its Manager

By: Wellington Capital Corporation

Its: Manager

By:___ /s/ ________________________________

Name: Colm Wrynn

Secretary, Treasurer

By:___ /s/ ________________________________

Name: Marc Sharinn

President

SOUTHRIDGE PARTNERS, LP

By:__ /s/ __________________________________

Name:____________________________________

Title:_____________________________________

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